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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)         March 15, 2005
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                           Duckwall-ALCO Stores, Inc.
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             (Exact name of registrant as specified in its charter)

           Kansas                       0-20269                 48-0201080
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(State or other jurisdiction       (Commission File            (IRS Employer
     of incorporation)                  Number)             Identification No.)


401 Cottage, Abilene, KS                                67410-2832
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(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code      (785) 263-3350
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          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
     (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Section 1 -   Registrant's Business and Operations

Item 1.01     Entry into a Material Definitive Agreement

     On March 17, 2005, the Company issued a press release announcing that, as part of its initiatives designed to improve performance of the Company for its shareholders, it will be closing 20 stores (8 ALCO's and 12 Duckwall's) that do not meet the Company's minimum return on investment threshold. The process to close these stores will begin immediately and the Company expects it will take approximately three months to complete. On March 15, 2005, the Company entered into an Agency Agreement with Gordon Brothers Retail Partners, LLC whereby Gordon Brothers will act as the Company's exclusive agent to assist the Company in the orderly inventory liquidation and to help minimize the total cost of closing these stores.

     Pursuant to the agreement, Gordon Brothers guarantees that the Company shall receive 49.75% of the aggregate retail price (as defined in the agreement) of the items included in the liquidation sale (the "Guaranteed Amount"). To the extent that proceeds from the sale exceed the sum of: (x) the Guaranteed Amount,
(y) the expenses associated with the sale, and (z) two percent (2%) of the aggregate retail price of the items to be sold (the sum of (x), (y) and (z), the "Sharing Threshold"), then the proceeds of the sale above the Sharing Threshold shall be shared between the Company and Gordon Brothers, with 60% going to the Company and 40% going to Gordon Brothers.


Section 2 -   Financial Information

Item 2.05     Costs Associated with Exit or Disposal Activities

     On March 17, 2005, the Company announced it will be closing 20 stores as described under Item 1.01 above. The Company estimates that pursuant to these store closings, it will liquidate approximately $6.5 million of inventory. The Company anticipates that the aggregate cost to close these stores, before income taxes, will be in the range of $3,800,000 to $4,800,000. The majority of that expense will be recorded in the 1st and 2nd quarters of the current fiscal year
(2006). The 20 stores that are closing produced gross sales of $19.9 million in fiscal year 2005.

Section 9 -    Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits.


Exhibit No.    Description
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99.1           Press Release, dated March 17, 2005


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                 (Registrant)
                                          Duckwall-ALCO Stores, Inc.

 Date:  March 16, 2005            By:    /s/ Richard A. Mansfield
                                         ---------------------------------
                                         Name:   Richard A. Mansfield
                                         Title:  Vice President - Finance
                                                 Chief Financial Officer